UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

THERMON GROUP HOLDINGS, INC.
(Exact name of each Registrant as specified in its respective charter)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Delaware	001-35159	27-2228185

100 Thermon Drive
San Marcos, Texas 78666
(Address of principal executive offices) (zip code)

(512) 396-5801
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Rodney Bingham, President and Chief Executive Officer, George Alexander, Executive Vice President – Global Sales, and René van der Salm, Senior Vice President – Operations, each recently adopted a prearranged stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and Thermon’s policies regarding stock transactions.

The plans were adopted as a part of each executive’s individual long-term asset diversification, tax and financial planning strategy. The plans provide for the sale of shares to be acquired through the exercise of stock options to be sold on the open market at prevailing market prices subject to a specified minimum price threshold.

Each executive holds stock or stock equivalents exceeding Thermon’s applicable stock ownership guidelines and will continue to exceed those guidelines after the completion of the sales contemplated by the stock trading plans.

Transactions under these plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws. Thermon does not undertake to report 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or terminations of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2011	THERMON GROUP HOLDINGS, INC.
	By:	/s/ Jay Peterson
Chief Financial Officer